UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

FOODFEST INTERNATIONAL 2000 INC.
(Exact Name of Registrant As Specified In Charter)

Delaware	333-142658	74-3191757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

361 Connie Crescent Concord, Ontario Canada L4K 5R2
(Address of Principal Executive Offices)

(905) 709-4775
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2011, the Board of Directors of Foodfest International 2000, Inc., (the “Company”) appointed Mr. Kevin Hopps and Ms. Yael Soglowek Ender to the Company’s board of directors. Additionally, Mr. Fred Farnden, a current member of the board of directors, has been appointed Chairman of the board of directors.

Kevin Hopps, age 52, Mr. Hopps is currently the Chief Executive Officer of Strubs Food Corp. a position he has held since November 2008. Mr. Hopps was previously employed as the manager of Sobey’s, a kosher supermarket, from October 1983 until November 2008.

Yael Soglowek Ender, Age 63, Ms. Yael Soglowek Ender owns 50% of Soglowek Industries, one of Israel’s largest turkey farms, processing and manufacturing facilities manufacturing processed poultry products for the Israeli market and export around the world. Soglowek Industries is also a producer of vegetarian products and pizza products sold in the Israeli market and worldwide.

Family Relationships

Except for Yael Soglowek Ender and Henry Ender, who are husband and wife, there are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There are no employment agreements between the Company and any of it directors.

Item 8.01 Other Events

On January 19, 2011, the Company’s board of directors appointed Fabio Brussolo as a special advisor to the board of directors. The business background of the advisory board member is listed below.

Fabio Brussolo, Age 49, Mr. Brussolo is a Chartered Accountant which he achieved in 1987. Mr. Brussolo is a member in good standing with the Ontario Institute of Chartered Accountants and has been since 1987. Currently Mr. Brussolo is a partner in the charted accounting firm of BGS Chartered Accounts and has been since 2000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Foodfest International 2000 Inc.

Date: January 21, 2011	By:	/s/ Henry Ender
Henry Ender
Chief Executive Officer, Secretary & Director